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                                                                    Exhibit B


             Loan and Security Agreement, dated as of May 5, 1997,
                 between PICO Holdings, Inc. and PC Quote, Inc.


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                 PICO HOLDINGS, INC., A CALIFORNIA CORPORATION

                                    LOAN TO

                     PC QUOTE, INC., A DELAWARE CORPORATION

                          LOAN AND SECURITY AGREEMENT

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                               TABLE OF CONTENTS

                                                                                                               Page
         1.       DEFINITIONS AND CONSTRUCTION..................................................................  1
                  1.1      Definitions..........................................................................  1
                  1.2      Accounting Terms.....................................................................  6

         2.       LOAN AND TERMS OF PAYMENT.....................................................................  6
                  2.1      Advances.............................................................................  6
                  2.2      Overadvances.........................................................................  6
                  2.3      Interest Rates and Payments..........................................................  6
                  2.4      Crediting Payments...................................................................  7
                  2.5      Fees.................................................................................  7
                  2.6      Term.................................................................................  7

         3.       CONDITIONS OF LOANS...........................................................................  7
                  3.1      Conditions Precedent to Initial Advance..............................................  7
                  3.2      Conditions Precedent to all Advances.................................................  8

         4.       CREATION OF SECURITY INTEREST.................................................................  8
                  4.1      Grant of Security Interest...........................................................  8
                  4.2      Delivery of Additional Documentation Required........................................  8
                  4.3      Lender's Rights Upon Default.........................................................  9
                  4.4      Right to Inspect.....................................................................  9

         5.       REPRESENTATIONS AND WARRANTIES................................................................  9
                  5.1      Due Organization and Qualification...................................................  9
                  5.2      Due Authorization; No Conflict.......................................................  9
                  5.3      No Prior Encumbrances................................................................  9
                  5.4      Name; Location of Chief Executive Office.............................................  9
                  5.5      Litigation...........................................................................  9
                  5.6      No Material Adverse Change in Financial Statements...................................  9
                  5.7      Regulatory Compliance................................................................ 10
                  5.8      Taxes................................................................................ 10
                  5.9      Government Consents.................................................................. 10
                  5.10     Full Disclosure...................................................................... 10

         6.       AFFIRMATIVE COVENANTS......................................................................... 10
                  6.1      Good Standing........................................................................ 10
                  6.2      Government Compliance................................................................ 10
                  6.3      Financial Statements, Reports, Certificates.......................................... 11
                  6.4      Taxes................................................................................ 11
                  6.5      Insurance............................................................................ 12
                  6.6      Principal Depository................................................................. 12
                  6.7      Quick Ratio.......................................................................... 12
                  6.8      Current Ratio........................................................................ 12
                  6.9      Registration of Intellectual Property Rights......................................... 12
                  6.10     Further Assurances................................................................... 12




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
         7.       NEGATIVE COVENANTS............................................................................ 12
                  7.1      Dispositions......................................................................... 12
                  7.2      Change in Business................................................................... 13
                  7.3      Mergers or Acquisitions.............................................................. 13
                  7.4      Encumbrances......................................................................... 13
                  7.5      Distributions........................................................................ 13
                  7.6      Investments.......................................................................... 13
                  7.7      Transactions with Affiliates......................................................... 13
                  7.8      Subordinated Debt.................................................................... 13
                  7.9      Compliance........................................................................... 13

         8.       EVENTS OF DEFAULT............................................................................. 14
                  8.1      Payment Default...................................................................... 14
                  8.2      Covenant Default..................................................................... 14
                  8.3      Budget Default....................................................................... 14
                  8.4      Material Adverse Change.............................................................. 14
                  8.5      Attachment........................................................................... 14
                  8.6      Insolvency........................................................................... 15
                  8.7      Litigation........................................................................... 15
                  8.8      Subordinated Debt.................................................................... 15
                  8.9      Judgments............................................................................ 15
                  8.10     Misrepresentations................................................................... 15

         9.       LENDER'S RIGHTS AND REMEDIES.................................................................. 15
                  9.1      Rights and Remedies.................................................................. 15
                  9.2      Power of Attorney.................................................................... 16
                  9.3      Accounts Collection.................................................................. 16
                  9.4      Lender Expenses...................................................................... 16
                  9.5      Lender's Liability for Collateral.................................................... 17
                  9.6      Remedies Cumulative.................................................................. 17
                  9.7      Demand; Protest...................................................................... 17

         10.      NOTICES....................................................................................... 17

         11.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.................................................... 18

         12.      GENERAL PROVISIONS............................................................................ 18
                  12.1     Successors and Assigns............................................................... 18
                  12.2     Indemnification...................................................................... 18
                  12.3     Time of Essence...................................................................... 18
                  12.4     Severability of Provisions........................................................... 18
                  12.5     Amendments in Writing, Integration................................................... 18
                  12.6     Counterparts......................................................................... 18
                  12.7     Survival............................................................................. 19
                  12.8     Confidentiality...................................................................... 19




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                          LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of May 5, 1997, by and between PICO HOLDINGS, INC., a California corporation ("Lender") and PC QUOTE, INC., a Delaware corporation ("Borrower").

                                    RECITALS

         Borrower wishes to obtain credit from time to time from Lender, and Lender desires to extend credit to Borrower. This Agreement sets forth the terms on which Lender will extend credit to Borrower in a principal amount of up to One Million Dollars ($1,000,000), and Borrower will repay the amounts owing to Lender.

                                   AGREEMENT

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION

                  1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                       "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                       "Advance" or "Advances" means an Advance under the Revolving Facility.

                       "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                       "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                       "Business Day" means any day that is not a Saturday, Sunday, or other day which is a legal holiday in the State of Illinois.

                       "Closing Date" means the date of this Agreement.


                       "Code" means the Illinois Uniform Commercial Code.


                       "Collateral" means the property described on Exhibit A attached hereto.


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                       "Committed Line" means the credit available to Borrower
under the Revolving Facility in an amount of up to One Million Dollars ($1,000,000).

                       "Contingent Obligation" means, as applied to any Person, any direct or rect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                       "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                       "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

                       "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                       "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                       "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                       "GAAP" means generally accepted accounting principles as in effect from time to time.

                       "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced


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by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                       "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                       "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                       "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                       "IRC" means the Internal Revenue Code of 1986, as ded, and the regulations thereunder.

                       "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                       "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Lender in connection with this Agreement, all as amended or extended from time to time.

                       "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                       "Maturity Date" means September 30, 1997.

                       "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                       "Obligations" means all debt, principal, interest, Expenses and other amounts owed to Lender by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.


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                       "Periodic Payments" means all installments or similar
recurring payments that Borrower may now or hereafter become obligated to pay to Lender pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Lender.

                       "Permitted Indebtedness" means:

                       (a) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document;

                       (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                       (c)  Subordinated Debt; and

                       (d) Indebtedness to trade creditors incurred in the ordinary course of business.

                       "Permitted Investment" means:

                       (a) Investments existing on the Closing Date disclosed in the Schedule; and

                       (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender.

                       "Permitted Liens" means the following:

                       (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                       (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender's security interests;

                       (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                       (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property


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encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                       "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                       "Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred by Lender in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

                       "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

                       "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

                       "Revolving Facility" means the facility under which Borrower may request Lender to issue cash advances, as specified in Section 2.1 hereof.

                       "Schedule" means the schedule of exceptions attached hereto.

                       "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lender on terms acceptable to Lender (and identified as being such by Borrower and Lender).

                       "Subsidiary" means any corporation in which one hundred percent (100%) of the stock of which is, at the time as of which any determination is being made, owned by Borrower.

                       "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

                       "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

                       "Weekly Budget" means the budget prepared weekly by Borrower, and approved by Lender, setting forth (i) Borrower's income and expense projections for a seven-day period commencing on a Sunday and ending on the following Saturday, and (ii) adjustments or corrections as to income and expense projections contained in the previous Weekly Budget for



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actual income received and expenses incurred by Borrower. The Weekly Budget must be certified by Louis Morgan, Michael Press and Howard Meltzer as being true, accurate and complete, to the bet of their knowledge, exercise in good faith. In the event any of the foregoing persons is no longer employed by Borrower, the certification shall be made by the persons employed by Borrower performing similar functions and duties.

                  1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

         2.       LOAN AND TERMS OF PAYMENT

                  2.1 Advances. Subject to and upon the terms and conditions of this Agreement, and provided that no uncured Event of Default exists, Lender agrees to make Advances to Borrower in an amount equal to the cash needed (such amount not to exceed the difference by which disbursements exceed revenue) under the applicable Weekly Budget, provided the Advances shall not exceed an aggregate amount in excess of the Committed Line. Lender shall not be obligated to make an Advance for any amount in excess of the cash needs of Borrower supported by the applicable Weekly Budget. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

                  Whenever Borrower desires an Advance, Borrower will notify Lender by facsimile transmission or telephone no later than 10:00 a.m. California time, at least two days prior to the Business Day upon which the Advance is to be made. Each such notification shall be promptly confirmed by an Advance Request Form in substantially the form of Exhibit B hereto. Lender is authorized to make Advances under this Agreement based upon instructions received from a Responsible Officer. Lender shall be entitled to rely on any telephonic notice given by a person who Lender reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Lender harmless for any damages or loss suffered by Lender as a result of such reliance. Lender will wire the amount of Advances made under this Section 2.1 to Borrower's.

                  The Revolving Facility shall terminate on the Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement shall be immediately due and payable.

                  2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Lender pursuant to Section 2.1 of this Agreement is greater than the Committed Line, Borrower shall immediately pay to Lender, in cash, the amount of such excess.

                  2.3  Interest Rates and Payments.

                       (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the Daily Balance, at a fixed rate equal to fourteen percent (14%) per annum.

                       (b) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to nineteen percent (19%) per annum.



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                       (c)  Payments.  Interest hereunder shall be due and
payable on the Maturity Date. Lender shall, at its option, charge all Expenses against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                       (d) Computation. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                  2.4 Crediting Payments. Any wire transfer or payment received by Lender after 12:00 noon California time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. Whenever any payment to Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional interest shall accrue and be payable for the period of such extension.

                  2.5  Fees.  Borrower shall pay to Lender the following:

                       (a) Facility Fee. A Facility Fee equal to Forty Thousand Dollars ($40,000.00), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable. Borrower may defer payment of the Facility Fee until the Maturity Date in which case the Facility Fee shall become part of the Obligations and bear interest as set forth in Section 2.3 above from the Closing Date until paid.

                       (b) Financial Examination and Appraisal Fees. Lender's out-of-pocket expenses for Lender's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Lender or its agents;

                       (c) Expenses. Upon the date hereof, all Expenses incurred by Lender through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Expenses incurred by Lender, including reasonable attorneys' fees and expenses, as and when they become due.

                  2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Lender shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Lender's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         3.       CONDITIONS OF LOANS

                  3.1 Conditions Precedent to Initial Advance. The obligation of Lender to make the initial Advance is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

                       (a) this Agreement and any other loan documents contemplated by this Agreement;



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




                       (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                       (c) a warrant to purchase stock of Borrower, duly executed, in the form of Exhibit E attached hereto.

                       (d)  financing statements (Forms UCC-1);

                       (e) a first amendment in form and substance acceptable to Lender, amending a certain Subordinated Debenture in favor of Physicians Insurance Company of Ohio, an Ohio corporation;

                       (f) payment of the Lender Expenses then due specified in Section 2.5 hereof; and

                       (g) such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

                  3.2 Conditions Precedent to all Advances. The obligation of Lender to make each Advance, including the initial Advance, is further subject to the following conditions:

                       (a)  timely receipt by Lender of the Advance
Request Form as provided

in Section 2.1; and

                       (b) timely receipt by Lender of the Weekly Budget, on or before the first day of the week covered by any such Weekly Budget;

                       (c)  the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Advance Request Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this
Section 3.2(b).

         4.       CREATION OF SECURITY INTEREST

                  4.1 Grant of Security Interest. Borrower grants and pledges to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid security interest in the presently existing Collateral, junior in priority only to Permitted Liens and such security interest will constitute a valid security interest in Collateral acquired after the date hereof, junior in priority only to Permitted Liens.

                  4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Lender, at the request of Lender, all Negotiable Collateral, all financing statements and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the



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



Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                  4.3 Lender's Rights Upon Default. In the event of a default by the Borrower under this Agreement, Lender shall be entitled to exercise any and all rights and remedies available to Lender under the Illinois Uniform Commercial Code and all other rights and remedies at law in equity available to secured creditors in the State of Illinois. Borrower further acknowledges that five (5) days' notice of any public or private sale of the Collateral is commercially reasonable under all circumstances.

                  4.4 Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

         5.       REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants as follows:

                  5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

                  5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.

                  5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

                  5.4 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                  5.5 Litigation. Except as set forth in the Schedule and as disclosed in Borrower's most recent Form 10K filing with the Securities and Exchange Commission and in its 1996 audited statement, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Lender's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

                  5.6 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Lender fairly present in all material respects Borrower's consolidated financial



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



condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender. The representations and warranties contained in this Section 5.6 are made to the best of Borrower's knowledge exercised in good faith.

                  5.7 Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

                  5.8 Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

                  5.9 Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

                  5.10 Full Disclosure. To the best of Borrower's knowledge, exercised in good faith, no representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

         6.       AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lender may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

                  6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

                  6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral.

                  6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (a) as soon as available, but in any event within forty (40) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period; (b) as soon as available, but in any event within ninety
(90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Lender; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Lender may reasonably request from time to time. Any and all financial information to be provided hereunder by Borrower to Lender shall be certified by Louis Morgan, Michael Press and Howard Meltzer, as true, accurate and complete, to the best of their knowledge, exercise in good faith. In the event that one or more of the foregoing persons is no longer employed by Borrower, the certification shall be made by the persons employed by the Borrower performing similar duties and functions.

         On the first business day of each week in which this Revolving Facility is outstanding, Borrower shall deliver to Lender a Weekly Budget signed by a Responsible Officer in substantially the form of Exhibit C hereto.

         Borrower shall deliver to Lender with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

         Lender shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every two (2) months unless an Event of Default has occurred and is continuing.

                  6.4 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

                  6.5  Insurance.

                       (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                       (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Lender. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Lender, showing Lender as an additional loss payee thereof and all liability insurance policies shall show the Lender as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Lender before canceling its policy for any reason. Upon Lender's request, Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Lender, be payable to Lender to be applied on account of the Obligations.

                  6.6 Principal Depository. Borrower shall maintain its principal depository and operating accounts with Lakeside Bank, an Illinois banking corporation.

                  6.7 Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least .1 to 1.0.

                  6.8 Current Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Current Assets to Current Liabilities of at least .12 to 1.0.

                  6.9 Registration of Intellectual Property Rights. If Borrower registers or causes to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, any intellectual property rights covered by the blanket description contained in Exhibit A, Borrower shall notify Lender in writing before the effective date of such registration, and Borrower shall execute and deliver such additional instruments and documents from time to time as Lender shall reasonably request to perfect Lender's security interest in such additional intellectual property rights.

                  6.10 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

         7.       NEGATIVE COVENANTS

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Lender may have any commitment to make any Advances, Borrower will not do any of the following:

                  7.1 Dispositions. Without the prior written consent of Lender, which shall not be unreasonably withheld, convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (ii) Transfers of worn-out or obsolete Equipment.

                  7.2 Change in Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Lender, relocate its chief executive office.

                  7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

                  7.4 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                  7.5 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

                  7.6 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                  7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                  7.8 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Lender's prior written consent.

                  7.9 Compliance. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

         8.       EVENTS OF DEFAULT

                  Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  8.1 Payment Default. If Borrower fails to pay the principal of, or any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Lender Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

                  8.2 Covenant Default. If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in
Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten
(10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

                  8.3 Budget Default. Borrower's actual weekly cash flow shall be more than $20,000 less than that set forth in any Weekly Budget. Such Event of Default shall not be curable.

                  8.4 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Lender's security interests in the Collateral;

                  8.5 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

                  8.6 Insolvency. If an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

                  8.7 Litigation. If Borrower is named as a defendant in any legal action that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more;

                  8.8 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Lender;

                  8.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

                  8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender by any Responsible Officer pursuant to this Agreement or to induce Lender to enter into this Agreement or any other Loan Document.

         9.       LENDER'S RIGHTS AND REMEDIES

                  9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                       (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Lender);

                       (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Lender;

                       (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Lender reasonably considers advisable;

                       (d) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to its security interest (other than Permitted Liens) and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                       (e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                       (f) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate;

                       (g) Lender may credit bid and purchase at any public sale; and

                       (h) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                  9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Lender (and any of Lender's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Lender's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Lender's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; provided Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Lender as Borrower's attorney in fact, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender's obligation to provide advances hereunder is terminated.

                  9.3 Accounts Collection. At any time from the date of this Agreement, Lender may notify any Person owing funds to Borrower of Lender's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Lender, receive in trust all payments as Lender's trustee, and immediately deliver such payments to Lender in their original form as received from the account debtor, with proper endorsements for deposit.

                  9.4 Lender Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) set up such reserves under the Revolving Facility as Lender deems necessary to protect Lender from the exposure created by such failure. Any amounts so paid or deposited by Lender shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute a waiver by Lender of any Event of Default under this Agreement.

                  9.5 Lender's Liability for Collateral. Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                  9.6 Remedies Cumulative. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                  9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

         10.      NOTICES

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Lender, as the case may be, at its addresses set forth below:

             If to Borrower:        PC QUOTE, INC.
                                    300 South Wacker Drive, Suite 300
                                    Chicago, IL 60606
                                    Att'n:  Louis J. Morgan
                                    Fax: (312) 913-2959

             If to Lender:          PICO HOLDINGS, INC.
                                    6101 Camino de la Costa
                                    La Jolla, CA 92037
                                    Att'n:  John R. Hart
                                    Fax:  (619) 454-1170

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

                  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without regard to principles of conflicts of law. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         Lender's Initials ______        Borrower's Initials ______

         12.      GENERAL PROVISIONS

                  12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion.

                  12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Lender Expenses in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential to transactions between Lender and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Lender's gross negligence or willful misconduct.

                  12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                  12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  12.5 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

                  12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                  12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run, provided that so long as the obligations set forth in the first sentence of this Section 12.7 have been satisfied, and Lender has no commitment to make any Advances or to make any other loans to Borrower, Lender shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

                  12.8 Confidentiality. In handling any confidential information Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Lender in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Lender and
(v) as Lender may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (b) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PC QUOTE, INC.,                             PICO HOLDINGS, INC., a California
a Delaware corporation                      corporation

By: /s/ LOUIS J. MORGAN                     By:
   -------------------------------             -------------------------------
   Louis J. Morgan, Chairman
   -------------------------------             -------------------------------
[Print Name and Office                      [Print Name and Office
of Person Signing]                          of Person Signing]

Attested

By: /s/ DARLENE E. CZAJA
   --------------------------------------
   Darlene E. Czaja, Corp. Secratary
   --------------------------------------
[Print Name and Office of Person Signing]

                                   EXHIBIT A

         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind, including, but not limited to any trade secrets, source codes, computer software and other intellectual property used by the Company in connection with its internet web page;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B

                           LOAN ADVANCE REQUEST FORM

TO:                                     DATE:
                                             ---------------------------------

FAX#:                                   TIME:
                                             ---------------------------------



FROM:
     -------------------------------------------------------------------------
                                     (BORROWER)

REQUESTED BY:
             -----------------------------------------------------------------

                                        AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     ---------------------------------------------------------

PHONE NUMBER:
             -----------------------------------------------------------------

TO ACCOUNT #
            ------------------------------------------------------------------

REQUESTED TRANSACTION TYPE                           REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)                         $
                                                      ------------------------
OTHER INSTRUCTIONS:
                   -----------------------------------------------------------

 -----------------------------------------------------------------------------

         All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                   EXHIBIT C

                                 WEEKLY BUDGET

                                 [Sample Form]

                                   EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:    PICO HOLDINGS, INC.

FROM:  PC QUOTE, INC.

       The undersigned authorized officer of ___________________ hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Lender (the "Agreement"), (i) Borrower is in complete compliance for the period ending _____________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                              REQUIRED                        COMPLIES
------------------                              --------                       ----------
[Monthly] financial statements                  [Monthly] within 30 days       Yes     No
Annual (CPA Audited) [(CPA REVIEWED)]           FYE within 90 days             Yes     No
A/R & A/P Agings                                Monthly within 15 days         Yes     No
A/R Audit                                       Initial and Semi-Annual        Yes     No

FINANCIAL COVENANT                              REQUIRED         ACTUAL         COMPLIES
------------------                              --------         ------        ----------
Maintain on a Monthly [QUARTERLY] Basis:
  Minimum Quick Ratio                           _____:1.0        _____:1.0     Yes     No
  Minimum Current Ratio                         _____:1.0        _____:1.0     Yes     No
                                                $________        $________     Yes     No
  Maximum Debt/Tangible Net Worth               _____:1.0        _____:1.0     Yes     No


COMMENTS REGARDING EXCEPTIONS:  See Attached.


Sincerely,


-----------------------------------------------------
SIGNATURE


-----------------------------------------------------
TITLE


-----------------------------------------------------
DATE

                     DISBURSEMENT REQUEST AND AUTHORIZATION

BORROWER:  PC QUOTE INC.                           LENDER:  PICO HOLDINGS, INC.
================================================================================

LOAN TYPE. This is a Fixed Rate, Revolving Line of Credit of a principal amount up to $1,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short Term Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                       Revolving Line
                                                       --------------

         Amount paid to Borrower directly:             $
                                                        -------------
         Undisbursed Funds                             $
                                                        -------------
         Principal                                     $
                                                        -------------

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

         Prepaid  Finance Charges Paid in Cash:        $
                                                        -------------
                         $               Loan Fee
                          --------------

         Other Charges Paid in Cash:                   $
                                                        -------------
                         $               UCC Filing Fees
                          --------------

                         $               Outside Counsel Fees and
                          -------------- Expenses (Estimate)


         Total Charges Paid in Cash                    $
                                                        -------------

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED AS OF _______________ , 19___.


BORROWER:

-----------------------------------------------------

-----------------------------------------------------

Authorized Officer

================================================================================

                         AGREEMENT TO PROVIDE INSURANCE

GRANTOR:   PC QUOTE, INC.                          LENDER:  PICO HOLDINGS, INC.
================================================================================

         INSURANCE REQUIREMENTS. PC QUOTE, INC. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Lender. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

          Collateral:       All Inventory, Equipment and Fixtures.
          Type:             All risks, including fire, theft and liability.
          Amount:           Full insurable value.
          Basis:            Replacement value.
          Endorsements:     Loss payable clause to Lender with
                            stipulation that coverage will not be
                            cancelled or diminished without a minimum of twenty (20) days' prior written notice to Lender.

         INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Lender. Grantor understands that credit may not be denied solely because insurance was not purchased through Lender.

         FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Lender, on or before closing, evidence of the required insurance as provided above, with an effective date of ___________________ , 19___, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Lender may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Lender, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF LENDER SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

         AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Lender to provide to any person (including any insurance agent or company) all information Lender deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

         GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED ___________________ , 19___.

GRANTOR:
PC QUOTE, INC.

-----------------------------------------------------


X
 ---------------------------------------------------
  Authorized Officer


================================================================================

                        CORPORATE RESOLUTIONS TO BORROW

================================================================================


BORROWER:             PC QUOTE, INC.

================================================================================


         I, the undersigned Secretary or Assistant Secretary of PC QUOTE, INC. ("Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

         I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

         I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

         I FURTHER CERTIFY that Ronald Langley, one of the Directors of this Corporation excused himself from the meeting and voting, because he has a business, financial or professional relationship with PICO HOLDINGS, INC. ("Lender").

         I FURTHER CERTIFY that the Directors of this Corporation adopted the following resolutions with full knowledge that the Lender is affiliated with Physicians Insurance Company of Ohio, a shareholder of this Corporation and the holder of a Convertible Subordinated Debenture Due 2001.

         I FURTHER CERTIFY that the corporate borrowing authorized hereby is on as good of terms and conditions, or better, as is available to the Corporation from any other sources.

         BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

         NAMES                  POSITIONS             ACTUAL SIGNATURES
         -----                  ---------             -----------------

-----------------------  ----------------------  ----------------------------

-----------------------  ----------------------  ----------------------------

-----------------------  ----------------------  ----------------------------




acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

         BORROW MONEY. To borrow from time to time from Lender, on such terms as may be agreed upon between the officers, employees, or agents and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of May 5, 1997 (the "Loan Agreement").

         EXECUTE NOTES. To execute and deliver to Lender the promissory note or notes of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

         GRANT SECURITY. To grant a security interest to Lender in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

         NEGOTIATE ITEMS. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

         ISSUE WARRANTS. To issue warrants to purchase the Corporation's capital stock, for such series and number, and on such terms, as an officer of the Corporation shall deem appropriate.

         FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

         BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lender may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Lender. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

         I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

         IN WITNESS WHEREOF, I have hereunto set my hand on _______________, 19___ and attest that the signatures set opposite the names listed above are their genuine signatures.

                                       CERTIFIED TO AND ATTESTED BY:

                                       X
                                         --------------------------------------

                                   EXHIBIT E

                                FORM OF WARRANT